Exhibit 99.1

CHF Solutions, Inc. Announces 34 Percent Increase in Revenue for First Quarter 2020 Over Previous Year and Provides Company Update

Eden Prairie, MN: May 12, 2020: (GLOBE NEWSWIRE) CHF Solutions, Inc. (Nasdaq: CHFS) announced today its results for the first quarter ended March 31, 2020, which included the following highlights:

•	Revenue for the first quarter ended March 31, 2020, was $1.6 million, an increase of 34 percent compared to the same period of the prior year. Revenue increased by 19% from Q4 of 2019.

•	Received 510(k) clearance in the U.S. and CE Mark in the EU for adult and pediatric patients who weigh 20 kg or more and for the next generation Aquadex console, the Aquadex SmartFlow(TM).

•	Announced that Aquadex therapy is helping COVID-19 patients by managing fluid overload when dialysis equipment is in short supply.

•
Hosted two physician-led webinars on treatment of critically ill, COVID-19 patients, which addressed the importance of fluid management per the World Health Organization guidelines, and real-life applications of simple ultrafiltration, such as Aquadex therapy, in COVID-19 patients.

•	Announced expansion of commercial presence in Europe with distribution arrangement for Germany, Austria and Switzerland, and regulatory clearance to sell in India.

•
Ended the quarter with $5.7 million in cash and no debt. Subsequent to quarter end, announced the closing of two registered direct offerings for net proceeds of approximately $3.5 million, and warrant exercises of approximately $1.0 million, for total pro forma cash balance as of March 31, 2020 of $10.1 million.

“We are very pleased that we produce a product that is providing a meaningful therapy for treating the COVID-19 patients,” said John Erb, chairman and CEO of CHF Solutions. “We know we are very fortunate to be less impacted than many small medical device companies, and although the rest of the year is full of uncertainty, we remain optimistic about the value we can bring to our customers and our investors.”

The Company will host a conference call and webcast at 9:00 AM ET today to discuss its financial results and provide an update on the Company’s performance. To access the live webcast, please visit http://ir.chf-solutions.com/events. Alternatively, you may access the live conference call by dialing (877) 303-9826 (U.S.) or (224) 357-2194 (international) and using conference ID: 7875248. An audio archive of the webcast will be available following the call at http://ir.chf-solutions.com/events.

About CHF Solutions

CHF Solutions, Inc. (Nasdaq: CHFS) is a medical device company dedicated to improving the lives of patients suffering from fluid overload with its novel ultrafiltration therapy system. The company is focused on developing, manufacturing and commercializing the Aquadex SmartFlow(TM) system for ultrafiltration therapy. CHF Solutions is headquartered in Minneapolis, Minn., with wholly-owned subsidiaries in Australia and Ireland. The company has been listed on the Nasdaq Capital Market since February 2012.

About the Aquadex SmartFlow System

The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the new market opportunities and anticipated growth in 2020 and beyond.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.  Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our commercialization strategy, the impact of the COVID-19 pandemic,  the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC.  Forward-looking statements speak only as of the date when made.  CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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FINANCIALS

CHF SOLUTIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss
 (unaudited, in thousands, except per share amounts)

	Three months ended March 31,
	2020	2019
Net sales	$1,630	$1,215
Costs and Expenses:
Cost of goods sold	796	612
Selling, general and administrative	4,537	4,018
Research and development	864	1,310
Total costs and expenses	6,197	5,940
Loss from operations	(4,567)	(4,725)
Other income, net	1	-
Loss before income taxes	(4,566)	(4,725)
Income tax expense	(2)	(2)
Net loss	$(4,568)	$(4,727)

Basic and diluted loss per share	$(0.37)	$(11.47)

Weighted average shares outstanding – basic and diluted	16,439	805

Other comprehensive income:
Foreign currency translation adjustments	$(3)	$(2)
Total comprehensive loss	$(4,571)	$(4,729)

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$5,669	$1,279
Accounts receivable	727	799
Inventory	2,195	1,797
Other current assets	141	161
Total current assets	8,732	4,036
Property, plant and equipment, net	897	991
Operating lease right-of-use asset	397	442
Other assets	21	133
TOTAL ASSETS	$10,047	$5,602

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$787	$1,488
Accrued compensation	1,114	1,592
Current portion of operating lease liability	191	186
Other current liabilities	39	85
Total current liabilities	2,131	3,351
Operating lease liability	212	261
Total liabilities	2,343	3,612

Commitments and contingencies	—	—

Stockholders’ equity
Series A junior participating preferred stock as of March 31, 2020 and December 31, 2019, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series F convertible preferred stock as of March 31, 2020 and December 31, 2019, par value $0.0001 per share; authorized 435 and 535 shares, respectively, issued and outstanding 435 and 535, respectively	—	—
Series H convertible preferred stock as of March 31, 2020 and December 31, 2019, par value $0.0001 per share; authorized 488,090 and 0 shares, respectively, issued and outstanding 488,090 and 0, respectively

Preferred stock as of March 31, 2020 and December 31, 2019, par value $0.0001 per share; authorized 39,481,475 and 39,969,465 shares, none outstanding	—	—
Common stock as of March 31, 2020 and December 31, 2019, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 27,142,390 and 4,674,068, respectively	3	—
Additional paid‑in capital	228,560	218,278
Accumulated other comprehensive income:
Foreign currency translation adjustment	1,211	1,214
Accumulated deficit	(222,070)	(217,502)
Total stockholders’ equity	7,704	1,990
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,047	$5,602

CHF SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three months ended March 31,
	2020	2019
Operating Activities:
Net loss	$(4,568)	$(4,727)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	65	59
Stock-based compensation expense, net	380	362
Loss on disposal of property and equipment	46	—
Changes in operating assets and liabilities:
Accounts receivable	72	164
Inventory	(398)	(132)
Other current assets	20	(147)
Other assets and liabilities	67	112
Accounts payable and accrued expenses	(1,179)	(598)
Net cash used in operating activities	(5,495)	(4,907)

Investing Activities:
Purchases of property and equipment	(17)	(41)
Net cash used in investing activities	(17)	(41)

Financing Activities:
Proceeds from public stock offerings, net	9,616	10,959
Proceeds from warrant exercises	289	—
Net cash provided by financing activities	9,905	10,959

Effect of exchange rate changes on cash	(3)	(2)
Net increase (decrease) in cash and cash equivalents	4,390	6,009
Cash and cash equivalents - beginning of period	1,279	5,480
Cash and cash equivalents - end of period	$5,669	$11,489

Supplemental cash flow information
Cash paid for income taxes	$—	$—

CONTACTS:

INVESTORS:
Claudia Napal Drayton
Chief Financial Officer
CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

MEDIA:
Jessica Stebing
Health+Commerce
260-336-6202
jstebing@healthandcommerce.com